Exhibit 99.5

      Proxy Statement for Special Meeting of Members of Mutual Bancshares

                                MUTUAL BANCSHARES
                          2707 Colby Avenue, Suite 600
                            Everett, Washington 98201
                                 (425) 259-0805

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                         To be Held on ________ __, 1999


         Notice is hereby given that a special meeting of members ("Special Meeting") of Mutual Bancshares will be held at Mutual Bancshares' office at 2707 Colby Avenue, Everett, Washington, on ________, __________ __, 1999, at _:00
p.m., Pacific Time. Business to be taken up at the Special Meeting shall be:

         (1) To consider and vote upon an Amended Plan of Conversion of Mutual Bancshares and Agreement and Plan of Reorganization ("Plan of Conversion") between Mutual Bancshares and Everett Mutual Bank, pursuant to which (i) Mutual Bancshares will convert from a Washington-chartered mutual holding company to a Washington- chartered capital stock holding company and be known as EverTrust Financial Group, Inc., and (ii) EverTrust Financial Group, Inc. will offer for sale shares of its common stock in a subscription offering and, if necessary, in a community offering and, if necessary, in a syndicated community offering, all as more specifically set forth in the Plan of Conversion; and

         (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

         Note: As of the date of mailing of this Notice of Special Meeting of Members, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

         The  members   entitled  to  vote  at  the  Special   Meeting  and  any
adjournments thereof shall be those members of the Savings Bank as of the close of business on __________ __, 1999.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           LORELEI CHRISTENSON
                                           SECRETARY


Everett, Washington
_________ __, 1999


PLEASE SIGN AND RETURN PROMPTLY EACH PROXY CARD YOU RECEIVE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ASSURE NECESSARY REPRESENTATION AT THE SPECIAL MEETING, BUT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU SO DESIRE. THE PROXY IS SOLICITED ONLY FOR THIS SPECIAL MEETING (AND ANY ADJOURNMENTS THEREOF) AND WILL NOT BE USED FOR ANY OTHER MEETING. YOU MAY REVOKE YOUR WRITTEN PROXY BY WRITTEN INSTRUMENT DELIVERED TO LORELEI CHRISTENSON, SECRETARY, MUTUAL BANCSHARES, AT THE ABOVE ADDRESS AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING.

                                 CAPSULE SUMMARY

         The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, presented elsewhere in this proxy statement and in the prospectus. All capitalized terms not defined hereinafter shall have the meanings ascribed to them in the prospectus.


                                  The Companies

EverTrust Financial Group, Inc.         In  1993  Everett   Mutual  Bank  formed
2707 Colby Avenue, Suite 600            Mutual  Bancshares  to  be  its  holding
Everett, Washington, 98201              company  and to own all of the  stock of
(425) 258-3645                          Everett Mutual Bank.  Mutual  Bancshares
                                        is  a  bank  holding   company  that  is
                                        regulated by the Federal  Reserve Board.
                                        In  connection  with its  conversion  to
                                        stock,  Mutual  Bancshares  changed  its
                                        name to EverTrust  Financial Group, Inc.
                                        For  purposes  of  presentation  in this
                                        prospectus,    references    to   Mutual
                                        Bancshares are to the entity in its mutual form of ownership. References to EverTrust Financial Group, Inc. are to the entity, which is offering the common stock for sale, and which will be the resulting stock company in the mutual to stock conversion of Mutual Bancshares.

                                        Mutual Bancshares owns four subsidiaries
                                        -  Everett  Mutual  Bank,  a  Washington
                                        state chartered savings bank; Commercial
                                        Bank  of  Everett,  a  Washington  state
                                        chartered  commercial bank; I-Pro, Inc.,
                                        a  Washington  corporation,  which is an
                                        item  processing  company;   and  Mutual
                                        Bancshares  Capital  Inc.,  a Washington
                                        corporation,  which is a venture capital
                                        firm.  After the  conversion,  EverTrust
                                        Financial Group, Inc. intends to acquire
                                        or     organize     other      operating
                                        subsidiaries, although it currently has no specific plans or agreements to do so. At March 31, 1999, Mutual Bancshares had total consolidated assets of $452.1 million, deposits of $375.9 million and retained earnings of $52.1 million.

Everett Mutual Bank                     Everett Mutual Bank's business  strategy
2707 Colby Avenue, Suite 600            is   to   continue    operating   as   a
Everett, Washington, 98201              community-oriented   bank  dedicated  to
(425) 258-3645                          financing  residential   properties  and
                                        providing   quality  customer   service.
                                        Everett  Mutual Bank  operates out of 11
                                        full service offices located  throughout
                                        Snohomish  County,  Washington.  Everett
                                        Mutual Bank considers the communities in
                                        Snohomish  County,   Washington  as  its
                                        primary market area for making loans and attracting deposits. Everett Mutual Bank also makes loans in King and Pierce
                                        Counties and to a much lesser extent, other counties in Western Washington.


                                       (i)

                                        Everett Mutual Bank's principal business
                                        is attracting  deposits from the general
                                        public   and   using   those   funds  to
                                        originate  residential mortgage loans as
                                        well as  multi-family,  commercial  real
                                        estate and construction loans. As of the
                                        year  ended  March  31,  1999,   Everett
                                        Mutual Bank had $426.5 million in assets
                                        and $41.5  million  in  equity.  For the
                                        year  ended  March  31,  1999,   Everett
                                        Mutual  Bank  had  net  income  of  $4.5
                                        million.

                                        For  a  discussion  of  Everett   Mutual
                                        Bank's  business   strategy  and  recent
                                        results of operations, see "Management's
                                        Discussion  and  Analysis  of  Financial
                                        Condition and Results of  Operations" in
                                        the  prospectus.  For  a  discussion  of
                                        Everett    Mutual    Bank's     business
                                        activities,   see  "Business  of  Mutual
                                        Bancshares" in the prospectus.

Commercial  Bank of Everett             Commercial Bank of Everett was formed in
2707 Colby Avenue, Suite 715            1996 in order to  offer  business  loans
Everett, Washington, 98201              and deposit  services to individuals and
(424) 258-0388                          local  businesses   through  its  office
                                        located in  Everett,  Washington.  As of
                                        the   year   ended   March   31,   1999,
                                        Commercial  Bank of  Everett  had  $19.8
                                        million in assets and $2.8 million in equity. For the year ended March 31, 1999, Commercial Bank of Everett had a

I-Pro, Inc.                             I-Pro,   Inc.,  is  an  item  processing
6838 South 220th Street                 company  designed  to  provide  backroom
Kent, Washington 98032                  banking services for Everett Mutual Bank
(253) 872-7976                          and Commercial Bank of Everett,  as well
                                        as  other  financial   institutions  and
                                        nonbanking  businesses in the future. As
                                        of the year ended March 31, 1999, I-Pro,
                                        Inc.  had $628,000 in assets and $47,000
                                        in equity.  For the year ended March 31,
                                        1999,   I-  Pro,  Inc.  had  a  loss  of
                                        $340,000.

Mutual Bancshares Capital, Inc.         Mutual  Bancshares  Capital,  Inc.  is a
22020 17th Avenue, S.E., Suite 200      start-up  venture  capital company which
Bothell, Washington 98021               will provide equity to  regionally-based
(425) 424-0058                          high-     technology     and     medical
                                        instrumentation    companies    at   the
                                        beginning or early stages of development
                                        through    a    series    of     limited
                                        partnerships.  At March 31, 1999, Mutual
                                        Bancshares   Capital,   Inc.   had  $3.2
                                        million in assets and $3.2 million in equity. For the year ended March 31, 1999, Mutual Bancshares Capital, Inc.
                                        had a loss of $64,000.


                                      (ii)

                                        The Conversion

What is the Conversion                  The  conversion is a change in the legal
                                        form  of   organization.   As  a  mutual
                                        holding   company,   Mutual   Bancshares
                                        currently has no stockholders.  Instead,
                                        Mutual  Bancshares  operates as the bank
                                        holding  company of Everett  Mutual Bank
                                        and  Commercial  Bank of Everett for the
                                        mutual  benefit  of its  depositors  and
                                        borrowers.   In   connection   with  the
                                        conversion, Mutual Bancshares changed its name to EverTrust Financial Group, Inc. and will become a stock holding company and will be owned and controlled by public shareholders. Voting rights in EverTrust Financial Group, Inc. will belong to its stockholders.

                                        Mutual   Bancshares  is  conducting  the
                                        conversion  under  the terms of the plan
                                        of conversion. The Washington Department
                                        of Financial  Institutions,  Division of
                                        Banks has  approved the  conversion  and
                                        the    Federal     Deposit     Insurance
                                        Corporation     has     provided     its
                                        non-objection,  with the condition  that
                                        Mutual  Bancshares'  members approve the
                                        conversion. Mutual Bancshares has called
                                        a special  meeting  of its  members  for
                                        _________,   1999   to   vote   on   the
                                        conversion.

Mutual Bancshares' Reasons for          By  converting  to  the  stock  form  of
Conversion                              organization, EverTrust Financial Group,
                                        Inc. will be structured in the form used
                                        by  commercial  banks and their  holding
                                        companies,  most business entities and a
                                        large  number of  savings  institutions.
                                        The  conversion  will  be  important  to
                                        EverTrust Financial Group, Inc.'s future
                                        growth and performance by:

                                        o         providing  EverTrust Financial
                                                  Group,  Inc.   flexibility  to
                                                  continue  to   diversify   its
                                                  operations,

                                        o         providing  a  larger   capital
                                                  base which will permit Everett
                                                  Mutual  Bank  and   Commercial
                                                  Bank of  Everett  to  increase
                                                  the number and amount of loans
                                                  they  can  make to the  people
                                                  and  businesses  in its market
                                                  area,

                                        o         providing  Everett Mutual Bank
                                                  and Commercial Bank of Everett
                                                  the  ability  to expand  their
                                                  financial services through the
                                                  addition    of   new    branch
                                                  offices,

                                        o         enhancing   their  ability  to
                                                  attract  and retain  qualified
                                                  management through stock-based
                                                  compensation plans,

                                        o         providing    Everett    Mutual
                                                  Bank's and Commercial  Bank of
                                                  Everett's     customers    and
                                                  communities the ability to own
                                                  stock    in    their    local,
                                                  community-oriented   financial
                                                  institution, and


                                      (iii)

                                        o         enhancing   their  ability  to
                                                  expand its financial services,
                                                  especially         non-banking
                                                  services,   for   all  of  its
                                                  customers.

                                        Presently,  EverTrust  Financial  Group,
                                        Inc. does not have any specific plans or
                                        arrangements  for   diversification   or
                                        expansion.


Benefits of the Conversion to           EverTrust  Financial Group, Inc. intends
Management of EverTrust Financial       to adopt the following benefit plans and
Group, Inc. and its Subsidiaries        executive officer employment agreements:


                                        o         Employee Stock Ownership Plan.
                                                  This plan  intends to purchase
                                                  2% of the shares issued in the
                                                  conversion,  including  shares
                                                  issued   to   The    EverTrust
                                                  Foundation.  This would  range
                                                  from 117,130 shares,  assuming
                                                  5,856,500 shares are issued in
                                                  the  conversion,   to  157,300
                                                  shares,   assuming   7,865,000
                                                  shares   are   issued  in  the
                                                  conversion.          EverTrust
                                                  Financial  Group,   Inc.  will
                                                  allocate   these   shares   to
                                                  employees  over  a  period  of
                                                  years in  proportion  to their
                                                  compensation.

                                        o         Stock Option Plan.  Under this
                                                  plan,    EverTrust   Financial
                                                  Group,  Inc.  may award  stock
                                                  options to key  employees  and
                                                  directors.   The   number   of
                                                  options  available  under this
                                                  plan  will be  equal to 10% of
                                                  the  number of shares  sold in
                                                  the   conversion,    including
                                                  shares issued to The EverTrust
                                                  Foundation.  This would  range
                                                  from 585,650 shares,  assuming
                                                  5,856,500 shares are issued in
                                                  the  conversion,   to  786,500
                                                  shares,   assuming   7,865,000
                                                  shares   are   issued  in  the
                                                  conversion.   This  plan  will
                                                  require shareholder approval.

                                        o         Management   Recognition   and
                                                  Development  Plan.  Under this
                                                  plan,    EverTrust   Financial
                                                  Group,  Inc.  may award shares
                                                  of  restricted  stock  to  key
                                                  employees  and directors at no
                                                  cost  to  the  recipient.  The
                                                  number  of  shares   available
                                                  under  this plan will equal 4%
                                                  of the  number of shares  sold
                                                  in the  conversion,  including
                                                  shares issued to The EverTrust
                                                  Foundation.  This would  range
                                                  from 234,260 shares,  assuming
                                                  5,856,500 shares are issued in
                                                  the  conversion,   to  314,600
                                                  shares,   assuming   7,865,000
                                                  shares   are   issued  in  the
                                                  conversion.   This  plan  will
                                                  require shareholder approval.


                                      (iv)

                                        o         Employment   Agreements   with
                                                  Michael B.  Hansen,  President
                                                  and Chief Executive Officer of
                                                  Everett    Mutual   Bank   and
                                                  EverTrust   Financial   Group,
                                                  Inc;    Michael   R.   Deller,
                                                  Executive  Vice  President  of
                                                  Everett  Mutual Bank;  Jeffrey
                                                  R.   Mitchell,   Senior   Vice
                                                  President and Chief  Financial
                                                  Officer of Everett Mutual Bank
                                                  and EverTrust Financial Group,
                                                  Inc.;   Lorelei   Christenson,
                                                  Senior Vice  President,  Chief
                                                  Information     Officer    and
                                                  Corporate Secretary of Everett
                                                  Mutual   Bank  and   EverTrust
                                                  Financial  Group,   Inc.;  and
                                                  Terry    L.    Cullom,    Vice
                                                  President      and      Credit
                                                  Administrator    of    Everett
                                                  Mutual  Bank.  The  employment
                                                  agreements  will  provide  for
                                                  severance   benefits   if  the
                                                  executive      officer      is
                                                  terminated  following a change
                                                  in   control   of    EverTrust
                                                  Financial   Group,   Inc.   or
                                                  Everett Mutual Bank.  Assuming
                                                  that a change in  control  had
                                                  occurred  at March  31,  1999,
                                                  Messrs.   Hansen,  Deller  and
                                                  Mitchell,  Ms. Christenson and
                                                  Mr.   Cullom   would  each  be
                                                  entitled  to a lump  sum  cash
                                                  payment    of    approximately
                                                  $486,265,  $144,592, $220,949,
                                                  $199,410     and     $207,446,
                                                  respectively.

                                        o         Employee             Severance
                                                  Compensation  Plan.  This plan
                                                  will     provide     severance
                                                  benefits to eligible employees
                                                  if  there   is  a  change   in
                                                  control of EverTrust Financial
                                                  Group,  Inc. or Everett Mutual
                                                  Bank.   In   the   event   the
                                                  provisions  of  the  severance
                                                  plan are triggered,  the total
                                                  amount of  payments  due would
                                                  be approximately $793,977.

                                        The following table summarizes the total
                                        number and dollar value of the shares of
                                        common stock,  assuming 6,500,000 shares
                                        are sold in the  conversion  and 390,000
                                        shares  are  issued  to  The   EverTrust
                                        Foundation,  which  the  employee  stock
                                        ownership  plan  would  acquire  and the
                                        total value of all shares  available for
                                        award  under the stock  option  plan and
                                        the    management     recognition    and
                                        development plan. The table assumes the value of the shares is $10.00 per share. The table does not include a value for the options because their value would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option only if the market price of common stock increases.

                                       (v)

                                                                                                     Percentage
                                                                        Number        Estimated       of Shares
                                                                          of          Value of      Issued in the
                                                                        Shares         Shares        Conversion
                                                                        ------         ------        ----------
                                       Employee stock
                                        ownership plan.............     137,800      $1,378,000         2.0%
                                       Management recognition
                                        and development plan
                                        awards.....................     275,600       2,756,000         4.0
                                       Stock options...............     689,000              --        10.0
                                                                       ---------      ----------       ----
                                       Total.......................    1,102,400      $4,134,000       16.0%
                                                                       =========      ==========       =====


                                        For  a  discussion   of  certain   risks
                                        associated    with   these   plans   and
                                        agreements,   see   "Risk   Factors   --
                                        Implementation  of  Benefit  Plans  Will
                                        Increase Future Compensation Expense and
                                        May  Lower  EverTrust  Financial  Group,
                                        Inc.'s Net  Income"  and "--  Employment
                                        Agreements and Severance Plan Could Make
                                        Takeover   Attempts  More  Difficult  to
                                        Achieve" in the prospectus.

                                        The Offering

Subscription                            Offering  Mutual  Bancshares has granted
                                        subscription rights in the following order of priority to:

                                        1.        Persons  with  $50 or  more on
                                                  deposit at Everett Mutual Bank
                                                  as of December 31, 1997.

                                        2.        The EverTrust Financial Group,
                                                  Inc.  employee stock ownership
                                                  plan.

                                        3.        Persons  with  $50 or  more on
                                                  deposit at Everett Mutual Bank
                                                  as of June 30, 1999.

                                        4.        Everett      Mutual     Bank's
                                                  depositors and borrowers as of
                                                  _________ __, 1999.

                                        5.        Persons  with  $50 or  more on
                                                  deposit at Commercial  Bank of
                                                  Everett  as  of  December  31,
                                                  1997.

                                        To  ensure  that   EverTrust   Financial
                                        Group,  Inc.  properly  identifies  your
                                        subscription  rights,  you must list all
                                        of your deposit accounts and loans as of
                                        the eligibility dates on the stock order
                                        form.   If  you  fail  to  do  so,  your
                                        subscription may be reduced or rejected.

                                        The  subscription  offering  will end at
                                        12:00 Noon,  Pacific  Time, on ________,
                                        1999. If the offering is oversubscribed,
                                        EverTrust  Financial  Group,  Inc.  will
                                        allocate   shares   in   order   of  the
                                        priorities   described   above  under  a
                                        formula   contained   in  the   plan  of
                                        conversion.


                                      (vi)

Subscription Rights Are Not             Subscription      rights     are     not
Transferable                            transferable,     and    persons    with
                                        subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your right to purchase shares and may face criminal prosecution and other sanctions.

Community Offering                      EverTrust   Financial  Group,  Inc.  may
                                        offer    shares    not   sold   in   the
                                        subscription  offering  to  the  general
                                        public  in  a  community  offering.   If
                                        shares    are    available,    EverTrust
                                        Financial  Group,  Inc. expects to offer
                                        them to the general  public  immediately
                                        after   the  end  of  the   subscription
                                        offering,  but  may  begin  a  community
                                        offering   at  any   time   during   the
                                        subscription offering.

                                        EverTrust   Financial  Group,  Inc.  may
                                        reject orders received in the community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

Purchase Price of the Common Stock      The   independent    appraisal   by   RP
                                        Financial,  LC., dated as June 11, 1999,
                                        established   the   offering   range  of
                                        $55,250,000 to $74, 750,000,  with a mid
                                        point  of  $65,  000,000,  which  is the
                                        estimated  market value of the shares to
                                        be sold in the offering.  This appraisal
                                        was based on Mutual  Bancshares' and its
                                        subsidiaries'  financial  condition  and
                                        operations   and  the   effect   of  the
                                        additional   capital   raised   in   the
                                        offering. The purchase price is $10.00 per share, which was determined by the Boards of Directors of Mutual Bancshares and Everett Mutual Bank in consultation with Charles Webb. You will not pay a commission to buy any shares in the conversion.

                                        After  completion of the  conversion and
                                        the  offering,  each share of  EverTrust
                                        Financial Group,  Inc. common stock will
                                        have  a book  value  of  $15.42,  at the
                                        maximum  of  the  offering  range.  This
                                        means the price paid for each share sold
                                        in this  offering  will be 64.85% of the
                                        book value.  In  addition,  the price to
                                        earnings  ratio  at the  maximum  of the
                                        offering  range  will  be  26.32.  These
                                        ratios are important  factors used by RP
                                        Financial in  determining  the appraised
                                        value  of  Mutual   Bancshares  and  its
                                        subsidiaries.

Number of Shares to be Issued in the    EverTrust  Financial  Group,  Inc.  will
Conversion                              sell  between  5,525,000  and  7,475,000
                                        shares  of  its  common  stock  in  this
                                        offering.   With  regulatory   approval,
                                        EverTrust   Financial  Group,  Inc.  may
                                        increase   the   number   of  shares  to
                                        8,596,250 without giving you further notice.

                                      (vii)

                                        The   amount   of  common   stock   that
                                        EverTrust  Financial  Group,  Inc.  will
                                        offer in the  conversion  is based on an
                                        independent  appraisal of the  estimated
                                        market  value  of  EverTrust   Financial
                                        Group,  Inc.  as if the  conversion  had
                                        occurred   as  of   the   date   of  the
                                        appraisal.

                                        RP  Financial,   L.C.,  the  independent
                                        appraiser,  has  estimated  that, in its
                                        opinion,   as  of  June  11,  1999,  the
                                        estimated  market value  ranged  between
                                        $55,250,000  and  $74,750,000,   with  a
                                        midpoint of  $65,000,000.  The appraisal
                                        was based in part on Mutual  Bancshares'
                                        financial  condition and  operations and
                                        the effect on Mutual  Bancshares  of the
                                        additional capital raised by the sale of
                                        common  stock  in  this  offering.   The
                                        independent appraisal will be updated before the conversion is completed.

Limitations on the Purchase of          The minimum purchase is 25 shares.
Common Stock in the Conversion

                                        The maximum purchase in the subscription
                                        offering  by  any  person  or  group  of
                                        persons through a single deposit account
                                        is  $250,000  of  common  stock,   which
                                        equals   25,000   shares.   The  maximum
                                        purchase by any person in the community offering is $250,000 of common stock, which equals 25,000 shares.

                                        The maximum purchase in the subscription
                                        offering and community offering combined
                                        by  any  person,   related   persons  or
                                        persons  acting  together is $500,000 of
                                        common   stock,   which  equals   50,000
                                        shares.

How to Purchase Common Stock            If you want to subscribe for shares, you
                                        must  complete an  original  stock order
                                        form  and  send it  together  with  full
                                        payment  to Everett  Mutual  Bank in the
                                        postage-paid envelope provided. You must
                                        sign the  certification  that is part of
                                        the stock  order  form.  Everett  Mutual
                                        Bank must  receive your stock order form
                                        before  the  end  of  the   subscription
                                        offering.

                                        You may pay for shares in any of the following ways:

                                        o         In   Cash  if   delivered   in
                                                  person.

                                        o         By Check or Money  Order  made
                                                  payable to EverTrust Financial
                                                  Group, Inc.


                                     (viii)

                                        o         By Withdrawal  from an account
                                                  at  Everett   Mutual  Bank  or
                                                  Commercial Bank of Everett. To
                                                  use funds in an IRA at Everett
                                                  Mutual Bank or Commercial Bank
                                                  of Everett  you must  transfer
                                                  your     account     to     an
                                                  unaffiliated   institution  or
                                                  broker.   Please  contact  the
                                                  stock  information  center  at
                                                  least one week  before the end
                                                  of the  subscription  offering
                                                  for assistance.

                                        Everett Mutual Bank will pay interest on
                                        your  subscription  funds at the rate it
                                        pays on savings  accounts  from the date
                                        it   receives   your  funds   until  the
                                        conversion  is completed or  terminated.
                                        All funds authorized for withdrawal from
                                        deposit  accounts  with  Everett  Mutual
                                        Bank   will   earn   interest   at   the
                                        applicable   account   rate   until  the
                                        conversion is  completed.  There will be
                                        no   early   withdrawal    penalty   for
                                        subscriptions paid for by withdrawal from certificates of deposit.

                                        After Everett Mutual Bank receives your order, you cannot cancel or change it without Everett Mutual Bank's consent. If EverTrust Financial Group, Inc. sells fewer than 5,525,000 shares or more than 8,596,250 shares, all subscribers will be notified and given the opportunity to change or cancel their orders.

EverTrust Financial Group, Inc.'s and   EverTrust  Financial  Group,  Inc.  will
Everett Mutual Bank's Use of            invest   50%  of  the   net   conversion
Proceeds From the Sale of Common        proceeds  in  Everett  Mutual  Bank.  In
Stock in the Conversion                 addition,   EverTrust  Financial  Group,
                                        Inc. will use these funds as follows:

                                        o         funding loans  consistent with
                                                  prior lending practices;

                                        o         for     general      corporate
                                                  purposes,  which may  include,
                                                  for   example,   buying   back
                                                  shares of its common stock;

                                        o         to loan an amount  equal to 2%
                                                  of the gross  proceeds  of the
                                                  offering to the employee stock
                                                  ownership  plan  to  fund  its
                                                  purchase of common stock; and

                                        o         to expand  operations  through
                                                  acquiring   or    establishing
                                                  additional         non-banking
                                                  entities,  although  it has no
                                                  specific plans,  arrangements,
                                                  agreements or  understandings,
                                                  written  or  oral,   regarding
                                                  these activities.

                                        Pending such use, the net proceeds will be invested in investment securities with short and intermediate terms or in a deposit account at Everett Mutual Bank.


                                      (ix)

                                        Everett  Mutual  Bank  will  use the net
                                        proceeds  received  from the offering to
                                        invest  in short  term and  intermediate
                                        term   U.S.    Government   and   agency
                                        obligations.

Purchases of Common Stock by            Mutual    Bancshares'    directors   and
Mutual Bancshares' and its              executive  officers  intend to subscribe
Subsidiaries' Officers and Directors    for  183,000  shares  regardless  of the
                                        number   of   shares   issued   in   the
                                        conversion.  This number equals 2.32% of
                                        the  7,865,000   shares  that  would  be
                                        issued at the  maximum  of the  offering
                                        range,  including  shares  issued to The
                                        EverTrust  Foundation.  If fewer  shares
                                        are  issued  in  the  conversion,   then
                                        officers and directors may own a greater percentage of EverTrust Financial Group,
                                        Inc. Directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the conversion.

Plans to List the Common Stock On       EverTrust  Financial Group, Inc. intends
the Nasdaq National Market System       to list the  common  stock on the Nasdaq
                                        National Market System. Keefe Bruyette &
                                        Woods, Inc. intends to be a market maker in the common stock. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

EverTrust Financial Group, Inc. Does Dividends, if any, will be affected by a Not Currently Plan to Pay Dividends number of factors, including the
(page 11)                               prevailing  economic,  interest rate and
                                        stock  market  conditions,  as  well  as
                                        profitability,    financial   condition,
                                        expected growth, compliance with capital
                                        requirements,  dividend payout ratio and
                                        peer group analyses.  The establishment,
                                        timing  and   amount  of  any   dividend
                                        payments will be determined by the Board
                                        of  Directors  of  EverTrust   Financial
                                        Group, Inc., based on the factors noted above. No determination has been made with respect to a dividend policy.

Plans to Contribute a Maximum of        Mutual Bancshares  currently maintains a
390,000 shares of EverTrust Financial   charitable   foundation,   the   Everett
Group, Inc. Common Stock and a          Mutual Foundation. During the year ended
maximum of $1.3 million in cash to      March  31,   1999,   Mutual   Bancshares
The EverTrust Foundation                contributed  $3.4 million to the Everett
                                        Mutual Foundation.


                                        In  connection   with  the   conversion,
                                        EverTrust  Financial Group, Inc. intends
                                        to  establish an  additional  charitable
                                        foundation,   EverTrust  Foundation,  as
                                        part  of  the  conversion  in  order  to
                                        further Mutual Bancshares' commitment to
                                        the local community. EverTrust Financial
                                        Group,  Inc.  will  fund the  foundation
                                        with cash and  stock  equal to 8% of the
                                        shares  issued  in the  offering  at the
                                        minimum of the estimated valuation range
                                        with a maximum  contribution equal to 8%
                                        of the shares  issued in the offering at
                                        the midpoint of the estimated  valuation
                                        range.  A maximum of  390,000  shares or
                                        75% of the contribution  will be made to
                                        the foundation in stock and $1.3 million
                                        or 25% of the total  contribution to the
                                        foundation  will be made in cash. If the
                                        foundation    is    established,    then
                                        EverTrust Financial Group, Inc. will sell fewer shares of common stock than if the conversion were completed without the foundation.


                                      (x)

                                MUTUAL BANCSHARES
                          2707 Colby Avenue, Suite 600
                            Everett, Washington 98201
                                 (425) 258-3645

                                 PROXY STATEMENT

                               _________ __, 1999


         YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF MUTUAL BANCSHARES FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ________, __________ __, 1999, AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

                          PURPOSE OF MEETING -- SUMMARY

         A special meeting of members of Mutual Bancshares will be held at its main office at 2707 Colby Avenue, Suite 600, Everett, Washington, on ________, __________ __, 1999, at _:00 p.m., Pacific Time, for the purpose of considering and voting upon an Amended Plan of Conversion of Mutual Bancshares and Agreement and Plan of Reorganization between Mutual Bancshares and Everett Mutual Bank, which provides for the conversion of Mutual Bancshares from a Washington-chartered mutual holding company to a Washington-chartered capital stock holding company to be known as EverTrust Financial Group, Inc., and the offer for sale shares of EverTrust Financial Group Inc.'s common stock in a subscription offering and, if necessary, in a community offering and, if necessary, in a syndicated community offering (the conversion of Mutual
Bancshares and the offering of its shares of common stock is collectively referred to as the "conversion").

         Members entitled to vote on the plan of conversion are members of Mutual Bancshares as of __________ __, 1999. The conversion requires the approval of not less than a majority of the total votes eligible to be cast at the special meeting. A copy of the plan of conversion is attached to this proxy statement as an exhibit.

         The plan of conversion provides in part that, after receiving final authorization from the Washington Department of Financial Institutions, Division of Banks and the non-objection of the Federal Deposit Insurance Corporation, EverTrust Financial Group, Inc. will offer for sale shares of its common stock, through the issuance of nontransferable subscription rights, first to persons with $50 or more on deposit at Everett Mutual Bank as of December 31, 1997; then to EverTrust Financial Group, Inc.'s employee stock ownership plan, a tax-qualified employee benefit plan; then to persons with $50 or more on deposit at Everett Mutual Bank as of June 30, 1999; then to Everett Mutual Bank's depositors and borrowers as of _________ __, 1999; then to persons with $50 or more on deposit at Commercial Bank of Everett as of December 31, 1997; and then to all other people, in a subscription offering, and concurrently, but subject to the prior rights of holders of subscription rights, to certain members of the general public in a direct community offering. The subscription and direct community offerings are referred to herein as the "subscription and direct community offering." It is anticipated that shares of common stock not subscribed for in the subscription and direct community offering will be offered to the general public with the assistance of Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. and, if necessary, a selling group of broker-dealers managed by Webb in a syndicated community offering. The subscription, direct community and syndicated community offerings are referred to herein as the "offerings."

         The common stock is being offered by EverTrust Financial Group at a fixed price of $10.00 per share . The purchase price was established by Mutual Bancshares and Everett Mutual Bank's respective Board of Directors based on an independent appraisal prepared by RP Financial LP. as of June 11, 1999, which states that the estimated aggregate pro forma market value of Mutual Bancshares and its subsidiaries, ranged from $55.3 million to $74.8 million, or 5,525,000 and 7,475,000 shares of common stock, with a midpoint of $65.0 million, or 6,500,000 shares of common stock. See "MUTUAL BANCSHARES' CONVERSION -- Stock Pricing and Number of Shares to be Issued" in the prospectus.

                      BENEFITS OF CONVERSION TO MANAGEMENT

         Management of Mutual Bancshares and Everett Mutual have a personal interest in the conversion because they will receive certain benefits as a result of the conversion pursuant to the employee stock ownership plan, the EverTrust Financial Group, Inc. stock option plan and the EverTrust Financial Group, Inc. management recognition and development plan.

Employee Stock Ownership Plan

         EverTrust Financial Group, Inc. intends to adopt the employee stock ownership plan, a tax-qualified employee benefit plan, for eligible employees of EverTrust Financial Group, Inc. and its wholly owned subsidiaries. It is intended that the employee stock ownership plan will purchase 2% of the shares of common stock issued in the conversion (157,300 shares based on the issuance of the maximum of the estimated valuation range, or 7,865,000 shares, including shares contributed to The EverTrust Foundation). See "MANAGEMENT OF EVERETT MUTUAL BANK -- Benefits -- Employee Stock Ownership Plan" in the prospectus.

1999 Stock Option Plan

         EverTrust Financial Group, Inc. intends to seek stockholder approval of the stock option plan at a meeting of stockholders occurring no earlier than six months following consummation of the conversion. If stockholder approval of the stock option plan is obtained, it is expected that options to acquire up to 10% of the number of shares of common stock issued in the conversion (786,500 shares based on the issuance of the maximum of the estimated valuation range, including shares contributed to The EverTrust Foundation) will be reserved under the stock option plan and will be awarded to key employees and directors of EverTrust Financial Group, Inc. and its wholly owned subsidiaries, subject to certain restrictions, including required vesting periods. Options are valuable only to the extent they are exercisable and to the extent the market price for the underlying shares of capital stock exceed the exercise price of the option. An option effectively eliminates the market risk of holding the underlying security since no consideration is paid for the option until it is exercised and, therefore, the recipient may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. See "MANAGEMENT OF EVERETT MUTUAL BANK -- Benefits -- 1999 Stock Option Plan" in the prospectus.

Management Recognition Plan

         EverTrust Financial Group, Inc. intends to seek approval of the management recognition and development plan at a meeting of stockholders occurring no earlier than six months following consummation of the conversion. The management recognition and development plan will be funded with a number of shares of common stock equal to 4% of the number of shares issued in the conversion (314,600 shares based on the issuance of the maximum of the estimated valuation range, including shares contributed to The EverTrust Foundation) for the benefit of senior officers and non-employee directors of the EverTrust Financial Group, Inc. and Everett Mutual Bank. If stockholder approval of the management recognition and development plan is obtained, it is expected that shares of common stock will be awarded thereunder to senior officers and non-employee directors of the EverTrust Financial Group, Inc. and Everett Mutual Bank, subject to certain restrictions, including required vesting periods. Awards under the management recognition and development plan will be granted at no cost to recipients. See "MANAGEMENT OF EVERETT MUTUAL BANK -- Benefits -- Management Recognition and Development Plan" in the prospectus.

                                MUTUAL BANCSHARES

         Mutual Bancshares is a bank holding company which owned four subsidiaries at March 31, 1999: Everett Mutual Bank, Commercial Bank of Everett, I-Pro, Inc. and Mutual Bancshares Capital, Inc. The business of Mutual Bancshares is conducted primarily by Everett Mutual Bank, whose operations are enhanced by the activities and operations of Mutual Bancshares' other three subsidiaries. Mutual Bancshares' business activities generally are limited to passive investment activities and oversight of its investment in Everett Mutual Bank. Accordingly, the information regarding Mutual Bancshares' business, including consolidated financial statements and related data, relates primarily to Everett Mutual Bank.

         Reference to Mutual Bancshares in this proxy statement and in the prospectus refers to the holding company on a historical basis. Reference to EverTrust Financial Group, Inc. in this proxy statement and the prospectus refers to the holding company in the future, following the conversion.

General

         Mutual Bancshares. Mutual Bancshares is a bank holding company which was formed in 1993 in connection with the mutual holding company reorganization of Everett Mutual Bank. Mutual Bancshares owns four subsidiaries - Everett Mutual Bank, a Washington state chartered savings bank; Commercial Bank of Everett, a Washington state chartered commercial bank; I-Pro, Inc., a Washington corporation, which is an item processing company; and Mutual Bancshares Capital, Inc., a Washington corporation, which is a venture capital firm.

         Everett Mutual Bank. Everett Mutual Bank was formed in 1916 and is regulated by the Washington Division of Banks and the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation under the Bank Insurance Fund currently insures Everett Mutual Bank's deposits, which have been federally insured since 1934.

         Commercial Bank of Everett. Commercial Bank of Everett was formed by Mutual Bancshares in 1996 in order to offer commercial banking services to small- and medium-sized businesses and professional practices in Snohomish County. Commercial Bank of Everett operates through a single leased office facility in Everett. Commercial Bank of Everett is regulated by the Washington Division of Banks and the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation under the Bank Insurance Fund currently insures Commercial Bank of Everett's deposits, which have been federally insured since 1996.

         I-Pro, Inc. I-Pro, Inc. was organized in 1997 to provide backroom banking services for Everett Mutual Bank and Commercial Bank of Everett, as well as other financial institutions and nonbanking businesses. Currently, Everett Mutual Bank and Commercial Bank of Everett are I-Pro's only clients. However, I-Pro intend to expand its third-party relationships with other regional banking and nonbanking companies during the next year.

         Mutual Bancshares Capital, Inc. Mutual Bancshares Capital, Inc. was formed in late 1998 and through its subsidiary, Bancshares Capital Management, LLC, is the general partner to Bancshares Capital, L.P., an early stage venture fund, which provides early stage equity to regionally-based high-technology and medical instrumentation companies. Mutual Bancshares Capital, Inc. expects to make initial investments in these companies in late 1999 and is reviewing business plans and conducting due diligence of potential investment opportunities. The investment in any single company is expected to be in the range of $50,000 to $600,000 and Bancshares Capital, L.P. may co-invest with other entrepreneurs or venture funds.

                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Under Washington law, mutual holding companies do not have any members and no voting rights are accorded to depositors. However, current Federal Deposit Insurance Corporation regulations require that the conversion be approved by depositors. Accordingly, pursuant to the plan of conversion, voting rights and requirements have been established as if the conversion involved the conversion of Mutual Bancshares under regulations of the Office of Thrift
Supervision from the mutual form of organization to the stock form of organization. Therefore, persons and entities entitled to vote at Mutual Bancshares' special meeting are the depositors and borrowers of Everett Mutual Bank as of the voting record date who continue to be depositors or borrowers on the date of the special meeting or any adjournment thereof. Such persons are referred to herein as "members."

         The Boards of Directors of Mutual Bancshares and Everett Mutual Bank have fixed the close of business on __________ __, 1999, as the record date for the determination of members entitled to notice of and to vote at the special meeting. All members of record as of the close of business on the voting record date will be entitled to notice of and to vote at the special meeting or any adjournment thereof.

         Each eligible depositor member will be entitled at the special meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her savings accounts in Everett Mutual Bank or Commercial Bank of Everett as of the voting record date. Borrowers with loans outstanding as of the voting record date will be entitled to cast one vote in addition to the number of votes he or she may be entitled to as a depositor. No member is entitled to cast more than 1,000 votes. Any number of members present in person or by proxy at the special meeting will constitute a quorum for the transaction of business.

         Approval of the plan of conversion will require the affirmative vote of a majority of the total outstanding votes of Mutual Bancshares' members eligible to be cast at the special meeting. As of the voting record date for the special meeting, there were approximately _______ votes eligible to be cast, of which ________ votes constitutes a majority.

                                     PROXIES

         Members may vote at the special meeting or any adjournment thereof in person or by proxy. Enclosed is a proxy which may be used by any member to vote on the plan of conversion. All properly executed proxies received by management will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the plan of conversion. If any other matters are properly presented at the special meeting and may properly be voted on, all proxies will be voted on such matters in accordance with the best judgment of the proxy holders named therein. If the enclosed proxy is returned, it may be revoked at any time before it is voted by written notice to the Secretary of Mutual Bancshares, by submitting a later dated proxy, or by attending and voting in person at the special meeting. The proxies being solicited are only for use at the special meeting and at any and all adjournments thereof and will not be used for any other meeting. Management is not aware of any other business to be presented at the special meeting.

         The trustees for individual retirement accounts at Everett Mutual Bank and Commercial Bank of Everett will vote in favor of the plan of conversion, unless the beneficial owner executes and returns the enclosed proxy for the special meeting or attends the special meeting and votes in person.

         To the extent necessary to permit approval of the plan of conversion, proxies may be solicited by officers, directors or regular employees of Mutual Bancshares and Everett Mutual Bank, in person, by telephone or through other forms of communication and, if necessary, the special meeting may be adjourned to an alternative date. Such persons will be reimbursed by Mutual Bancshares and Everett Mutual Bank for their reasonable out-of-pocket expenses incurred in connection with such solicitation.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF MUTUAL BANCSHARES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY VOTER TO PURCHASE ANY STOCK. VOTING AGAINST THE PLAN OF CONVERSION DOES NOT PRECLUDE ANY VOTER FROM PURCHASING STOCK.

                                 THE CONVERSION

         The Washington Division of Banks has approved the plan of conversion with the condition that it is approved by the members of Mutual Bancshares entitled to vote and to the satisfaction of certain other conditions imposed by the Washington Division of Banks in its approval. The Washington Division of Banks' approval is not a recommendation or endorsement of the plan of conversion.

General

         On March 20, 1999, the Board of Directors of Everett Mutual Bank and Mutual Bancshares, respectively, unanimously adopted, and on May 24, 1999, subsequently amended, the plan of conversion, under which Mutual Bancshares will become a stock bank holding company. In connection with the conversion, Mutual Bancshares has changed its name to EverTrust Financial Group, Inc.

         References to Mutual Bancshares are to the entity in its mutual form of ownership. References to EverTrust Financial Group, Inc. are to the entity, which is offering the common stock for sale, and which will be the resulting stock company in the mutual to stock conversion of Mutual Bancshares.

         The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, readers are urged to read carefully the plan of conversion, which is attached as Exhibit A to Mutual Bancshares' Proxy Statement and is available to members of Mutual Bancshares upon request. The plan of conversion is also filed as an exhibit to the Registration Statement. See "Where You Can Find More Information." A special meeting of Mutual Bancshares' members entitled to vote on the conversion has been called for that purpose to be held on ________, 1999.

         The plan of conversion provides generally that:

         1.       Mutual Bancshares will convert from mutual to stock form;

         2. the common stock will be offered by EverTrust Financial Group, Inc. in the subscription offering to persons having subscription rights and in a direct community offering to certain members of the general public, with preference given to natural persons residing in Snohomish County;

         3. if necessary, shares of common stock not subscribed for in the subscription and direct community offering will be offered to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealers agreements; and

         4. the conversion will be completed only upon the sale of at least $55,250,000 of common stock to be issued pursuant to the plan of conversion.

         As part of the conversion, EverTrust Financial Group, Inc. is making a subscription offering of its common stock to holders of subscription rights in the following order of priority:

         o Persons with $50 or more on deposit at Everett Mutual Bank as of December 31, 1997;

         o EverTrust Financial Group, Inc.'s employee stock ownership plan;

         o Persons with $50 or more on deposit at Everett Mutual Bank as of June 30, 1999;

         o Everett Mutual Bank's depositors and borrowers as of _________ __, 1999;

         o Persons with $50 or more on deposit at Commercial Bank of Everett as of December 31, 1997; and

         o        All other people.

         Shares of common stock not subscribed for in the subscription and direct community offering may be offered for sale in the syndicated community offering. Regulations require that the syndicated community offering be completed within 45 days after completion of the fully extended subscription offering unless extended by Everett Mutual Bank or EverTrust Financial Group, Inc. with the approval of the regulatory authorities. If the syndicated community offering is determined not to be feasible, the Boards of Directors of Everett Mutual Bank and EverTrust Financial Group, Inc. will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the members of Mutual Bancshares.

         No sales of common stock may be completed, either in the subscription offering, direct community offering or syndicated community offering unless the plan of conversion is approved by the members of Mutual Bancshares.

         The completion of the offerings, however, depends on market conditions and other factors beyond Mutual Bancshares and Everett Mutual Bank's control. No assurance can be given as to the length of time after approval of the plan of conversion at the special meeting that will be required to complete the direct community or syndicated community offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of Mutual Bancshares and its subsidiaries, together with corresponding changes in the net proceeds realized by EverTrust Financial Group, Inc. from the sale of the common stock. In the event the conversion is terminated, Mutual Bancshares would be required to charge all conversion expenses against current income.

         Orders for shares of common stock will not be filled until at least 5,525,000 shares of common stock have been subscribed for or sold and the Washington Division of Banks approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Washington Division of Banks consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Everett Mutual Bank's savings account rate, from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Everett Mutual Bank's savings account rate from the date payment is received until the conversion is terminated.

Reasons for the Conversion

         The Board of Directors and management believe that the conversion is in the best interests of Mutual Bancshares, its members and the communities it serves. By converting to the stock form of organization, Mutual Bancshares will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of Mutual Bancshares believes that the conversion offers a number of advantages which will be important to the future growth and performance of Mutual Bancshares and Everett Mutual Bank. The capital raised in the conversion is intended to support Everett Mutual Bank's current lending and investment activities by permitting the origination of larger loan amounts and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The conversion is also expected to afford Mutual Bancshares' management, members and others the opportunity to become stockholders of EverTrust Financial Group, Inc. and participate more directly in, and contribute to, any future growth of EverTrust Financial Group, Inc. and Everett Mutual Bank. The conversion will also enable EverTrust Financial Group, Inc. and Everett Mutual Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities.

Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual Bank

         Voting Rights. Savings members and borrowers who are not shareholders will have no voting rights in EverTrust Financial Group, Inc. and therefore will not be able to elect directors of EverTrust Financial Group, Inc. or to control its affairs. After the conversion, voting rights will be vested exclusively in EverTrust Financial Group, Inc. with respect to Everett Mutual Bank and the other subsidiaries and the holders of the common stock as to matters pertaining to EverTrust Financial Group, Inc. Each holder of common stock shall be entitled to vote on any matter to be considered by the stockholders of EverTrust Financial Group, Inc. A stockholder will be entitled to one vote for each share of common stock owned.

         Deposit Accounts and Loans. Everett Mutual Bank's deposit accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of deposit accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Everett Mutual Bank.

         Tax Effects. EverTrust Financial Group, Inc. and Everett Mutual Bank have received an opinion from Breyer & Associates PC, Washington, D.C., that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion states that:

         1. no gain or loss will be recognized to Mutual Bancshares in its mutual or stock form by reason of the conversion;

         2. no gain or loss will be recognized to its account holders upon the issuance to them of accounts in Everett Mutual Bank immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Everett Mutual Bank in its mutual form plus interest in the liquidation account;

         3. the tax basis of account holders' accounts in Everett Mutual Bank immediately after the conversion will be the same as the tax basis of their accounts immediately prior to conversion;

         4. the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

         5. the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin at the date of purchase; and

         6. no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except to the extent subscription rights are deemed to have value as discussed below.

         Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.

If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

         Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by certain persons under the plan of conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by Mutual Bancshares and Everett Mutual Bank, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Mutual Bancshares and Everett Mutual Bank could also recognize a gain on the distribution of such subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

         EverTrust Financial Group, Inc. and Everett Mutual Bank has also received an opinion from Deloitte & Touche LLP, Seattle, Washington, that, assuming the conversion does not result in any federal income tax liability to Everett Mutual Bank, its account holders, or EverTrust Financial Group, Inc., implementation of the plan of conversion will not result in any Washington income tax liability to such entities or persons.

         The opinions of Breyer & Associates PC and Deloitte & Touche LLP and the letter from RP Financial are filed as exhibits to the Registration Statement. See "Where You Can Find More Information."

         Prospective Investors Are Urged to Consult With Their Own Tax Advisors Regarding The Tax Consequences of The Conversion Particular to Them.

         Liquidation Account. In the unlikely event of a complete liquidation of Everett Mutual Bank in its present mutual form, each depositor in Everett Mutual Bank would receive a pro rata share of any assets of Everett Mutual Bank remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in Everett Mutual Bank at the time of liquidation.

         After the conversion, holders of withdrawable deposit(s) in Everett Mutual Bank, including certificates of deposit, shall not be entitled to share in any residual assets in the event of liquidation of Everett Mutual Bank. However, under the Washington Division of Banks' regulations, Everett Mutual Bank shall, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

         The liquidation account shall be maintained by Everett Mutual Bank subsequent to the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Everett Mutual Bank. Each eligible account holder and supplemental eligible account holder shall, with respect to each savings account held, have a related inchoate interest in a subaccount portion of the liquidation account balance.

         The initial subaccount balance for a savings account held by an eligible account holder or a supplemental eligible account holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the savings account and the denominator is the total amount of the "qualifying deposits" of all eligible account holders. The initial subaccount balance shall not be increased, and it shall be decreased as provided below.

         If the deposit balance in any savings account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Everett Mutual Bank subsequent to December 31, 1997 or June 30, 1999 is less than the lesser of the deposit balance in a savings account at the close of business on any other annual closing date subsequent to December 31, 1997 or June 30, 1999, or the amount of the "qualifying deposit" in a savings account on December 31, 1997 or June 30, 1999, then the subaccount balance for a savings account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related savings account. If any savings account is closed, the related subaccount balance shall be reduced to zero.

         Only upon a complete liquidation of Everett Mutual Bank, each eligible account holder and supplemental eligible account holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for savings account(s) then held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Everett Mutual Bank is not the surviving institution shall be considered to be a complete liquidation. In any of these transactions the liquidation account shall be assumed by the surviving institution.

         In the unlikely event Everett Mutual Bank is liquidated, depositors will be entitled to full payment of their deposit accounts before any payment is made to EverTrust Financial Group, Inc. as the sole stockholder of Everett Mutual Bank.

                             ADDITIONAL INFORMATION

         EverTrust Financial Group, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-_____) under the Securities Act with respect to the common stock offered in the conversion. Such information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Room 1100, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement is also available through the Securities and Exchange Commission's World Wide Web site on the Internet (www.sec.gov).

         Mutual Bancshares and Everett Mutual Bank have filed with the Division an Application for Approval of Conversion. The Application, which contains a copy of RP Financial's appraisal report, may be inspected at the office of the Division, Department of Financial Institutions, General Administration Building, 3rd Floor, Room 300, 210 11th Avenue, Olympia, Washington 98504. Mutual Bancshares and Everett Mutual Bank have also filed a copy of such Application with the Federal Deposit Insurance Corporation. Copies of the plan of conversion and copies of EverTrust Financial Group, Inc.'s Articles of Incorporation and Bylaws are available for inspection at any of Mutual Bancshares or Everett Mutual Bank's offices and may be obtained by writing to Mutual Bancshares at 2707 Colby Avenue, Suite 600, Everett, Washington 98201; Attention: Michael B. Hansen, President and Chief Executive Officer, or by telephoning Mutual Bancshares at (425) 258-3645. A copy of RP Financial's independent appraisal report is also available for inspection at any of Mutual Bancshares' offices.

         All persons eligible to vote at the special meeting should review both this Proxy Statement and the accompanying prospectus carefully. However, no person is obligated to purchase any common stock. For additional information, you may call the stock information center toll free at (888) ___-____. If you are out of the area, please call collect.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    LORELEI CHRISTENSON
                                    SECRETARY


Everett, Washington
_________ __, 1999


         YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF MUTUAL BANCSHARES AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS IN THOSE JURISDICTIONS WHERE IT IS LAWFUL TO MAKE SUCH OFFER.

                                                                       EXHIBIT A

                                MUTUAL BANCSHARES
                               EVERETT, WASHINGTON

                           AMENDED PLAN OF CONVERSION

                                  INTRODUCTION


I. General

         On September 30, 1993, Everett Mutual Bank ("Everett Mutual" or the "Savings Bank"), a Washington- chartered, mutual savings bank, reorganized into the mutual holding company form of organization. That transaction was accomplished as follows: (1) Everett Mutual established the mutual holding company, Mutual Bancshares ("Mutual Holding Company"), under Washington law; (2) the Mutual Holding Company chartered an interim stock savings bank as a wholly owned subsidiary ("ISB"); and (3) ISB merged with Everett Mutual under the name "Everett Mutual Bank" and under the stock charter of the Interim ("Merger"). Pursuant to the Merger, all the issued and outstanding shares of common stock of ISB automatically were converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of common stock of the new stock savings bank, Everett Mutual Bank ("Savings Bank"), which is wholly owned by the Mutual Holding Company. As of the date hereof, the Mutual Holding Company currently owns 100.00% of the outstanding Savings Bank Common Stock.

         The Board of Directors of Everett Mutual Bank ("Savings Bank") desires to attract new capital to the Savings Bank to facilitate a diversification of financial services beyond standard bank products and to fund further expansion through possible acquisitions. Given the estimated $20 trillion expected to be passed between generations over the next two decades and the unusual demographic concentration in the "baby boom" generation with the growing wealth and life expectancy, the proposed Holding Company also desires additional capital to acquire and implement substantial financial services technologies through the acquisition of additional highly-skilled technology management and employees and business as permitted by Federal Reserve Regulation Y. Both the Savings Bank and the Holding Company wish to diversify towards the needs of higher net worth individuals and away from mass market concentrations, especially minimum balance, high-fee accounts, in more direct competition with the very large nationwide banks and financial service companies entering the Snohomish County market.

         All capitalized terms contained in the Plan shall have the meanings ascribed to them in Section II hereof.

         Pursuant to the Plan, shares of Conversion Stock will be offered as part of the Conversion in a Subscription Offering pursuant to nontransferable Subscription Rights at a predetermined and uniform price first to Eligible Account Holders, second to Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders, fourth to Other Members, and then to depositors of Commercial Bank of Everett as of the Eligibility Record Date ("Commercial Bank Eligible Account Holders"). Concurrently with the Subscription Offering, shares not subscribed for in the Subscription Offering will be offered as part of the Conversion to the general public in a Direct Community Offering. Shares remaining may then be offered to the general public in a Syndicated Community Offering, an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Savings Bank and will reflect the estimated pro forma market value of the Savings Bank as a subsidiary of the Holding Company. Members as of specified dates will be granted non-transferable subscription rights to purchase Conversion Stock, and a liquidation account will be established for the benefit of depositors as of specified dates.

         The Plan was adopted by the Boards of Directors of the Mutual Holding Company and the Savings Bank on March 20, 1999, and subsequently amended on May 24, 1999. Consummation of the Conversion is subject to the approval of this Plan and the Conversion by the Division and must be adopted by a majority of the total number of votes eligible to be cast at a special meeting of the Members of the Mutual Holding Company to be called to consider the Conversion. In addition, in order to consummate the Conversion, this Plan must be filed with and receive the non-objection of the FDIC in accordance with applicable FDIC regulations.

         After the Conversion, the Savings Bank will continue to be regulated by the Division, as its chartering authority, and by the FDIC, which insures the Savings Bank's deposits. After Conversion, the Holding Company will be regulated by the Federal Reserve Board. In addition, all insured savings deposits will continue to be insured by the FDIC up to the maximum provided by law.

         No change will be made in the Board of Directors or management of the Savings Bank as a result of the Conversion.

II.      Definitions

         As used in this Plan, the terms set forth below have the following meanings:

         A. Acting in Concert: (1) Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

         B. Application: The application submitted to the Division and the FDIC for approval of the Conversion.

         C. Associate: When used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank, or the Mutual Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except a Tax-Qualified Employee Stock Benefit Plan and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Savings Bank, any of its subsidiaries, or the Mutual Holding Company.

         D. Capital Stock: Any and all authorized capital stock in the Savings Bank.

         E. Common Stock: Any and all authorized common stock in the Holding Company subsequent to the Conversion.

         F. Conversion: (i) The conversion of the Mutual Holding Company from mutual to stock form, and (ii) the issuance of Conversion Stock as provided herein.

         G. Conversion Stock: Holding Company Common Stock to be issued and sold by the Holding Company pursuant to the Plan.

         H. Converted Savings Bank: Everett Mutual Bank, in its form as a state chartered capital stock savings bank after the Conversion.

         I. Direct Community Offering: The offering for sale of Conversion Stock to the public.

         J. Division: The Washington Department of Financial Institutions, Division of Banks.

         K. Eligibility Record Date: Close of business on December 31, 1997.

         L. Eligible Account Holder: Holder of a Qualifying Deposit in the Savings Bank on the Eligibility Record Date.

         M.       FDIC:  Federal Deposit Insurance Corporation.

         N.  Federal  Reserve:  The Board of  Governors  of the Federal  Reserve
System.

         O. FR Y-3 Application: The application submitted to the Federal Reserve on FR Y-3, if necessary, for approval of the Holding Company's acquisition of all of the Capital Stock of the Converted Savings Bank.

         P. Holding Company: The Mutual Holding Company as converted to stock form.

         Q. Holding Company Stock: Any and all authorized capital stock of the Holding Company.

         R. Local Community: Snohomish County of the State of Washington, the county in which the Savings Bank maintains an office(s).

         S. Market Maker: A dealer (i.e., any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

         T. Members: All Persons or entities who would qualify as members of the Mutual Holding Company assuming the Mutual Holding Company was chartered by the Office of Thrift Supervision.

         U.       Mutual Holding Company: Mutual Bancshares.

         V. Notice: The Notice of Intent to Convert to Stock Form, including amendments thereto, as filed by the Savings Bank with the FDIC pursuant to 12 C.F.R. Part 303.

         W. Officer: An executive officer of the Savings Bank, which includes the President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and the Treasurer as well as any other person performing similar functions.

         X. Order Forms: Forms to be used to order Conversion Stock sent to Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Subscription Offering or Community Offering pursuant to the Plan.

         Y. Other Member: Holder of a Savings Account (other than Eligible Account Holders or Supplemental Eligible Account Holders) and borrowers from the Savings Bank as of the Record Date.

         Z. Person: An individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

         AA. Plan or Plan of Conversion: This Plan of Conversion as adopted by the Boards of Directors of the Mutual Holding Company and the Savings Bank and any amendment hereto approved as provided herein.

         BB. Primary Parties: The Mutual Holding Company, the Savings Bank and the Holding Company.

         CC. Qualifying Deposit: The balance in any Savings Account as of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable; provided, however, that no Savings Account with a balance of less than $50 shall constitute a Qualifying Deposit.

         DD. RCW: Revised Code of Washington, as amended.

         EE. Record Date: Date which determines which Members are entitled to vote at the Special Meeting.

         FF. Registration Statement: The registration statement on Form S-1 or other applicable forms filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

         GG. Savings  Account(s):  Withdrawable  deposit(s) in the Savings Bank,
including    certificates    of   deposit,    demand   deposit    accounts   and
non-interest-bearing deposit accounts.

         HH. Savings Bank: Everett Mutual Bank.

         II. SEC: Securities and Exchange Commission.

         JJ. Special Meeting: The special meeting of Members called for the purpose of considering the Plan for approval.

         KK. Subscription Offering: The offering of Conversion Stock to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Commercial Bank Eligible Account Holders under the Plan.

         LL. Subscription Rights: Non-transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Commercial Bank Eligible Account Holders to purchase Conversion Stock.

         MM. Supplemental Eligibility Record Date: The last day of the calendar quarter preceding the approval of the Plan by the Division.

         NN. Supplemental Eligible Account Holder: Holder of a Qualifying Deposit in the Savings Bank (other than an Officer or director or their Associates) on the Supplemental Eligibility Record Date.

         OO. Syndicated Community Offering: The offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Direct Community Offering.

         PP. Tax Qualified Employee Stock Benefit Plan: Any defined benefit plan or defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, bonus plan, profit-sharing plan or other plan, which, with its related trust meets the requirements to be "qualified" under section 401of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

III.     General Procedure For Conversion.

         A.  An  Application  for  Conversion,   including  the  Plan,  will  be
submitted, together with all requisite material, to the Division for approval and the FDIC for its non-objection. The Mutual Holding Company and the

Savings Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company and the Savings Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Savings Bank is located; and will make available copies of the Plan at each office of the Mutual Holding Company and the Savings Bank for inspection by Members. After receipt of notice from the Division to do so, the Mutual Holding Company and the Savings Bank will post the notice of the filing of the Application for Conversion in each of its offices and will again publish, in accordance with the requirements of applicable regulations of the Division, a notice of the filing with the Division of an application to convert the Mutual Holding Company from mutual to stock form.

         B. Promptly following approval of the Application for Conversion by the Division and receipt of notice of non-objection from the FDIC, this Plan will be submitted to the Members for their consideration and approval at the Special Meeting. The Mutual Holding Company may, at its option, mail to all Members as of the Record Date, at their last known address appearing on the records of the Savings Bank, a proxy statement in either long or summary form describing the Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company shall also mail to Eligible Account Holders, Tax Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Commercial Bank Eligible Account Holders either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them or their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions of Section IX hereof. In addition, Eligible Account Holders, Tax Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Commercial Bank Eligible Account Holders, will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the proxy statement or letter or sending another written communication, a copy of the articles of incorporation and bylaws of the Holding Company. The Plan must be approved by the affirmative vote of at least a majority of the total number of votes eligible to be cast by Members at the Special Meeting.

         C. Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, Tax Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members, and Commercial Bank Eligible Account Holders as set forth in Section IX hereof.

         D. The Plan must be approved by the holders of at least a majority of the outstanding Savings Bank Common Stock.

         E. If necessary, the Holding Company shall submit the Application Y-3 for approval of the acquisition of the Savings Bank. All notices required to be published in connection with such application shall be published at the times required.

         F. The Holding Company shall file a Registration Statement with the SEC to register the Conversion Stock under the Securities Act of 1933, as amended, and shall further register the Conversion Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if any, Other Members, and Commercial Bank Eligible Account Holders. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Direct Community Offering and/or a Syndicated Community Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section IX hereof. The Holding Company shall contribute to the Savings Bank an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Savings Bank and as shall be approved by the Division and the FDIC.

         G. The effective date of the Conversion  shall be the date set forth in
Section VIII hereof. Upon the effective date, the following transactions shall occur:

                  (i) The Mutual Holding Company shall convert from mutual to stock form;

                  (ii) Certain depositors of the Mutual Holding Company will be granted interests in the liquidation account to be established by the Savings Bank pursuant to Section XIV hereof; and

                  (iii)    The   Holding   Company   shall  sell  an  amount  of
                           Conversion   Stock   determined  in  accordance  with
                           Section IX hereof.

         H. The home office and branch offices of the Savings Bank shall be unaffected by the Conversion.

         I. The Charter of the Savings Bank shall be amended upon consummation of the Conversion to reflect the establishment of a liquidation account in accordance with Section XIII hereof. The Bylaws of the Savings Bank shall be unaffected by the Conversion.

         J. The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion, including in connection with the Subscription Offering, Direct Community Offering and/or any Syndicated Community Offering, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms.

IV. Meeting of Members

         Upon receipt of approval of the Application by the Division and (i) receipt from the FDIC of a conditional intention to issue a notice of non-objection or (ii) expiration of the time period for FDIC review and objection without receipt of an objection by the FDIC, the Special Meeting shall be scheduled in accordance with the Mutual Holding Company's Bylaws. Promptly after receipt of approval from the Division and at least 20 days but not more than 45 days prior to the Special Meeting, the Mutual Holding Company shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation ("Proxy Statement") and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a prospectus ("Prospectus") as provided in Paragraph VI below. The Mutual Holding Company shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

         At the Special Meeting, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. For purposes of voting at the Special Meeting, Members who are depositors of the Savings Bank shall be entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawable value of all of the depositor's Savings Accounts as of the Record Date, Members who are borrowers shall be entitled to cast one vote, in addition to any votes they may also be entitled to cast as depositors, and no Member shall be entitled to cast more than 1,000 votes. Voting may be in person or by proxy. The Division shall be notified promptly of the actions of the Members.

V. Summary Proxy Statement

         The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the Division, the Special Meeting shall not be held less than 20 days after the last day on which the supplemental information statement is mailed to requesting Members. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

VI. Offering Documents

         The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation of Members. The Holding Company may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. The Mutual Holding Company's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

         Prior to commencement of the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering, the Holding Company shall file the Registration Statement. The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC and the Prospectus has been declared effective by the Division.

VII. Combined Subscription and Direct Community Offering

         Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering and the Syndicated Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Paragraph IX.C., below.

VIII. Effective Date

         The effective date of the Conversion shall be the date upon which all requisite regulatory approvals have been obtained and sufficient subscriptions and orders for the Conversion Stock have been received. The closing of the sale of all shares of Conversion Stock sold in the Subscription Offering, Direct Community Offering and/or Syndicated Community Offering shall occur simultaneously on the effective date of the Conversion.

IX. Stock Offering

         A. Number of Shares

         The number of shares of Conversion Stock to be offered pursuant to the Plan shall be determined initially by the Boards of Directors of the Primary Parties in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph IX.B. below). The number of shares to be offered may be subsequently adjusted by the Boards of Directors of the Primary Parties prior to completion of the offering.

         B. Independent Evaluation and Purchase Price of Shares

         All shares of Conversion Stock sold in the Conversion, including shares sold in any Direct Community Offering, shall be sold at a uniform price per share, referred to herein as the "Purchase Price." The Purchase Price shall be determined by the Boards of Directors of the Primary Parties immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Primary Parties, as converted, at such time. The estimated pro forma market value of the Primary Parties shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors not inconsistent with the regulations of the Division. Immediately prior to the Subscription Offering, a subscription price range shall be established which shall vary from 15% above to 15% below the average of the minimum and maximum of the estimated price range. The maximum subscription price (i.e., the per share amount to be remitted when subscribing for shares of Conversion Stock) shall then be determined within the subscription price range by the Boards of Directors of the Primary Parties. The subscription price range and the number of shares to be offered may be revised after the completion of the Subscription Offering with Division approval without a resolicitation of proxies or Order Forms or both.

         C. Method of Offering Shares

         Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the regulations of the Division. In order to effect the Conversion, all shares of Conversion Stock proposed to be issued in connection with the Conversion must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500. The priorities established for the purchase of shares are as follows:

         1. Category 1: Eligible Account Holders

                  a. Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If the allocation made in this paragraph results in an oversubscription, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock not so allocated shall be allo cated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Eligible Account Holders.

                  b. Subscription Rights received by Officers and directors of the Savings Bank and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

         2. Category 2: Tax-Qualified Employee Stock Benefit Plans

                  a.  Tax-Qualified  Employee Stock Benefit Plans of the Savings
         Bank shall receive, without payment, non-transferable Subscription Rights to purchase in the aggregate up to 8% of the Conversion Stock. The Subscription Rights granted to Tax-Qualified Stock Benefit Plans of the Savings Bank shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders. Because the Subscription Rights granted to Tax-Qualified Employee Stock Benefit Plans of the Savings Bank are
         subordinate to the Subscription Rights granted to Eligible Account Holders, it is possible that the subscription order of Tax-Qualified Employee Stock Benefit Plans of the Savings Bank will not be filled as a result of an oversubscription by Eligible Account Holders. To the extent that Tax- Qualified Employee Stock Benefit Plans of the Savings Bank are unable to purchase in the aggregate up to 8% of the shares of Conversion Stock issued in the Conversion as a result of such an oversubscription, Tax-Qualified Employee Stock Benefit Plans of the Savings Bank may purchase shares in the open market following the consummation of the Conversion. Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Savings Bank to fail to meet any applicable capital requirements.

         3. Category 3: Supplemental Eligible Account Holders

                  a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application filed prior to the Division's approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders.

                  b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans.

                  c. Any  Subscription  Rights to purchase  shares of Conversion
         Stock received by an Eligible Account Holder in accordance with Category Number 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

                  d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                           (1) Shares of Conversion  Stock shall be allocated so
                  as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

                           (2) Any shares of  Conversion  Stock not allocated in
                  accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Supplemental Eligible Account Holders.

         4. Category 4: Other Members

                  a. Other Members shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. l, 2 and 3 above, subject to the following conditions:

                           (1) Each  such  Other  Member  shall be  entitled  to
                  subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

                           (2) In the event of an oversubscription for shares of
                  Conversion Stock pursuant to Category No. 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

         5. Category 6: Commercial Bank Eligible Account Holders.

                  a. Commercial Bank Eligible Account Holders shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, and Other Members pursuant to Category Nos. l, 2, 3 and 4 above, subject to the following conditions:

                           (1) Each  Commercial  Bank  Eligible  Account  Holder
                  shall be entitled to subscribe for up to the maximum purchase limitation established for the Direct Community Offering.

                           (2) In the event of an oversubscription for shares of
                  Conversion Stock pursuant to Category No. 5, the shares of Conversion Stock available shall be allocated among the subscribing Commercial Bank Eligible Account Holders pro rata on the basis of the amounts of their respective subscriptions.

D. Direct Community Offering and Syndicated Community Offering

         1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 5 above may be sold by the Primary Parties to Persons under such terms and conditions as may be established by the Primary Parties' Boards of Directors with the concurrence of the Division. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the Division. No Person may purchase in the Direct Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $250,000. The right to purchase shares of Conversion Stock under this Category is subject to the right of the Primary Parties to accept or reject such subscriptions in whole or in part. In the event of an oversubscription for shares in this Category, the shares available shall be allocated among prospective purchasers pro rata on the basis of the amounts of their respective orders. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

         2. Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

         3. The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering to natural Persons residing in the Local Community.

         4. Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $250,000. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with the approval of the Division.

         5. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the Division.

         6. In the event a Direct Community Offering or Syndicated Community Offering appears not feasible, the Primary Parties will immediately consult with the Division to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Primary Parties may terminate the Conversion with the concurrence of the Division.

E. Limitations Upon Purchases

         The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

                  1. Purchases of shares of Conversion Stock in the Conversion, including purchases in the Direct Community Offering by any Person, and Associates thereof, or a group of Persons Acting in Concert, shall not exceed an aggregate purchase price of $500,000, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

                  2. Officers and directors and Associates thereof may not purchase in the aggregate more than 27% of the shares issued in the Conversion.

                  3. The members of the Boards of Directors will not be deemed to be Associates or a group of Persons Acting in Concert with other directors solely as a result of membership on the Board of Directors.

                  4. The Primary Parties' Boards of Directors, with the approval of the Division and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in paragraphs 1 and 4 above or the number of shares of Conversion Stock to be sold in the Conversion. If the Primary Parties increase the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the Primary Parties are only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Primary Parties, resolicit certain other large subscribers. If the Primary Parties decrease the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), the Primary Parties shall have the right to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive from such Person the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Persons. This right of the Primary Parties to purchase such excess shares shall be assignable by the Primary Parties.

F. Restrictions On and Other Characteristics of the Conversion Stock

         1. Transferability. Conversion Stock purchased by Officers and directors of the Savings Bank and officers and directors of the Holding Company shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition (i) following the death of the origi nal purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

         The Conversion Stock issued by the Holding Company to such Officers and directors shall bear a legend giving appropriate notice of the one-year holding period restriction. Said legend shall state as follows:

                  "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to the laws of the State of Washington. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

         In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company Stock with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

         2. Subsequent Purchases by Officers and Directors. Without prior approval of the Division, if applicable, Officers and directors of the converted Savings Bank and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC and/or the Secretary of State of the State of Washington. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such directors and officers may be made in negotiated transactions without the Division's permission or the use of a broker or dealer.

         3. Repurchase and Dividend Rights. The Holding Company may repurchase Holding Company Stock subject to applicable laws and regulations.

         The Converted Savings Bank may not declare or pay a cash dividend on the Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Savings Bank below (i) the amount required for the Liquidation Account or (ii) the amount required by the Division.

         Any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the rules and regulations of the Division, or other applicable regulations. The above limitations shall not preclude payment of dividends on, or repurchases of, Capital Stock in the event applicable regulatory limitations are liberalized subsequent to the Conversion.

         4. Voting Rights. After the Conversion, exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock and the Holding Company will have exclusive voting rights with respect to the Capital Stock.

G. Mailing of Offering Materials and Collation of Subscriptions

         The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After (i) approval of the Plan by the Division, (ii) the receipt of a notice of non-objection from the FDIC with respect to the Notice or expiration of the time period for FDIC review and objection without receipt of an objection from the FDIC and (iii) the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

         The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, properly to complete, execute and return the Order Form to the Primary Parties. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

         The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Primary Parties with the approval of the Division.

H. Method of Payment

         Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Savings Account in the Savings Bank such subscriber may authorize the Savings Bank to charge the subscriber's Savings Account. The Holding Company shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion is completed or terminated. The Savings Bank is not permitted knowingly to loan funds or otherwise extend any credit to any Person for the purpose of purchasing Conversion Stock.

         If a subscriber authorizes the Savings Bank to charge the subscriber's Savings Account, the funds shall remain in the subscriber's Savings Account and shall continue to earn interest, but may not be used by such subscriber until the Conversion is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties, subject to the approval, if necessary, of the applicable regulatory authorities. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

         Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution for the purchase of shares, if applicable, during the Subscription Offering and by making payment for the shares on the date of the closing of the Conversion.

         I. Undelivered, Defective or Late Order Forms; Insufficient Payment

         If an Order Form (i) is not delivered and is returned to the Primary Parties by the United States Postal Service (or the Primary Parties is unable to locate the addressee); (ii) is not returned to the Primary Parties, or is returned to the Primary Parties after expiration of the date specified thereon;
(iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted shall not be honored and shall be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alterna tively, the Primary Parties may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Primary Parties may specify. Subscription orders, once tendered, shall not be revocable. The Primary Parties' interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

         J. Members in Non-Qualified States or in Foreign Countries

         The Primary Parties shall make reasonable efforts to comply with the securities laws of all states of the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. However, no such Person shall be offered or receive any such shares under the Plan who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Conversion Stock to such Persons would require the Holding Company to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify its securities for sale in such state; or (c) such registration or qualification would be impractical for reasons of cost or otherwise.

X. Establishment and Funding of Charitable Foundation

         As part of the Conversion, the Holding Company and the Savings Bank intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code (the "Foundation") and to donate to the Foundation cash or stock from authorized, but unissued, shares of Common Stock of the Holding Company not to exceed 8% of the number of shares of Common Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the Savings Bank's existing community reinvestment activities and to share with the Savings Bank's local community a part of the Savings Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock of the Holding Company accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Savings Bank over the long-term. The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year. In order to serve the purposes for which it was formed and maintain its 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company. A majority of the board of directors of the Foundation will be comprised of individuals who are officers and/or directors of the Savings Bank and the remaining board members will be comprised of civic and community leaders within the Savings Bank's local community. The board of directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. The establishment and funding of the Foundation as part of the Conversion is subject to the approval of the Division and, if applicable, the FDIC.

XI. Post Conversion Filing and Market Making

         In connection with the Conversion, the Holding Company shall register the Conversion Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Conversion Stock for a period of three years thereafter.

         The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock through The Nasdaq Stock Market or on a national or regional securities exchange.

XII. Status of Savings Accounts and Loans Subsequent to Conversion

         All Savings Accounts shall retain the same status after Conversion as these accounts had prior to Conversion. Each Savings Account holder shall retain, without payment, a withdrawable Savings Account or accounts after the Conversion, equal in amount to the withdrawable value of such holder's Savings Account or accounts prior to Conver sion. All Savings Accounts will continue to be insured by the Bank Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as they had prior to the Conversion. See Paragraph IX.F.4. with respect to the termination of voting rights of Members.

XIII. Liquidation Account

         After the Conversion, holders of Savings Accounts shall not be entitled to share in any residual assets in the event of liquidation of the Converted Savings Bank. However, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total net worth as of the date of the latest statement of financial condition contained in the final Prospectus. The function of the liquidation account shall be to establish a priority on liquidation and, except as provided in Paragraph IX.F.3 above, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Savings Bank.

         The liquidation account shall be maintained by the Converted Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

         The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's Qualifying Deposit in the Savings Account and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

         If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

         In the event of a complete liquidation of the Converted Savings Bank, each Eligible Account Holder and Sup plemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another Federally-insured institution in which the Converted Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction, the liquidation account shall be assumed by the surviving institution.

XIV. Restrictions on Acquisition of Stock of the Holding Company

         A. As soon as practicable following Conversion, the Converted Savings Bank shall enter into an agreement with the Division which will provide that for a period of three years following the date of Conversion, any company significantly engaged in an unrelated business activity (either directly or through an affiliate thereof) shall not be permitted to acquire control of the Converted Savings Bank. Any acquisition of the Converted Savings Bank shall also comply with RCW 32.32.228.

         B. Definitions (for purposes of this section only):

                  1. The term "affiliate" means any person or company which controls, is controlled by, or is under common control with, a specified company.

                  2. A person or company shall be deemed to have "control" of:

                           (i) A savings bank if the person directly or indirectly or acting in concert with one or more other persons or through one or more subsidiaries, owns, controls, or holds with power to vote, or holds proxies representing, more than twenty-five percent of the voting shares of the savings bank, or controls in any manner the election of a majority of the directors of the bank;

                           (ii) Any other  company  if the  person  directly  or
                  indirectly or acting in concert with one or more other persons, or through one or more subsidiaries, owns, controls, or holds with power to vote, or holds proxies representing, more than twenty-five percent of the voting shares or rights of the other company, or controls in any manner the election or appointment of a majority of the directors of the other company, or is a general partner in or has contributed more than twenty-five percent of the capital of the other company;

                           (iii) A trust if the person is a trustee thereof; or

                           (iv) A  savings  bank  or any  other  company  if the
                  Division determines, after reasonable notice and opportunity for hearing, that the person directly or indirectly exercise a controlling influence over the management or policies of the savings bank or other company.

                  3. A company shall be deemed to be "significantly engaged" in an unrelated business activity if its unrelated business activity represents on either an actual or a pro forma basis more than fifteen percent of its consolidated net worth at the close of its preceding fiscal year or of its consolidated net earnings for such fiscal year.

                  4. The term "unrelated business activity" means any business activity not authorized for a savings bank or any subsidiary thereof.

         C. In addition, for a period of three years following completion of the Conversion, no Person may make directly, or indirectly, any offer to acquire or actually acquire Capital Stock of the Converted Savings Bank if, after consummation of such acquisition, such person would be the beneficial owner of more than ten percent of the Converted Savings Bank's Capital Stock, without the prior approval of the Division. However, approval is not required for purchases directly from the Savings Bank or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding one percent per annum of the shares outstanding. Civil penalties may be imposed by the Division for willful violation or assistance of any violation.

         D. The Holding Company may provide in its articles of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Conversion, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles of incorporation for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors.

XV. Directors and Officers of the Converted Savings Bank

         The Conversion is not intended to result in any change in the directors or Officers. Each Person serving as a trustee of the Savings Bank at the time of Conversion shall continue to serve as a member of the Converted Savings Bank's Board of Directors, subject to the Converted Savings Bank's charter and bylaws. The Persons serving as Officers immediately prior to the Conversion will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Converted Savings Bank. In connection with the Conversion, the Savings Bank and the Holding Company may enter into employment agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Savings Bank and the Holding Company.

XVI. Executive Compensation

         The Savings Bank and the Holding Company may adopt, subject to any required approvals, executive compensation or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

XVII. Amendment or Termination of Plan

         If necessary or desirable, the Plan may be amended by a two-thirds vote of the Savings Bank's Board of Directors, at any time prior to submission of the Plan and proxy materials to the Members. At any time after submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Board of Directors only with the concurrence of the Division. The Plan may be terminated by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the Division. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members.

         In the event that mandatory new regulations pertaining to conversions are adopted by the Division prior to the completion of the Conversion, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members. In the event that new conversion regulations adopted by the Division prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another meeting of Members.

         By adoption of the Plan, the Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XVIII. Expenses of the Conversion

         The Primary Parties shall use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XIX. Contributions to Tax-Qualified Plans

         The Holding Company and/or the Converted Savings Bank may make discretionary contributions to the Tax- Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Savings Bank to fail to meet its regulatory capital requirements.

                                    * * * * *

                                 REVOCABLE PROXY
                             SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                                       OF
                                MUTUAL BANCSHARES
                       FOR THE SPECIAL MEETING OF MEMBERS
                         TO BE HELD ON ________ __, 1999

      The undersigned member of Mutual Bancshares hereby appoints the Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to cast at the Special Meeting of Members ("Meeting") of the Mutual Bancshares to be held at its main office, 2707 Colby Avenue, Everett, Washington, on the date and time indicated on the Notice of Special Meeting of Members, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                                                       FOR          AGAINST

(1)      To approve an  Amended  Plan of  Conversion  of Mutual  Bancshares  and
         Agreement and Plan of  Reorganization  Between  Mutual  Bancshares  and
         Everett  Mutual  Bank,  pursuant  to which (i) Mutual  Bancshares  will convert  from  a  Washington-chartered  mutual  holding  company  to  a
         Washington-chartered  capital  stock  holding  company  and be known as
         EverTrust  Financial Group,  Inc., and (ii) EverTrust  Financial Group,
         Inc.  will offer for sale shares of its common stock in a  subscription offering and, if necessary,  in a community offering and, if necessary, in a syndicated community offering,  all as more specifically set forth
         in the Plan of Conversion                                                      [ ]            [ ]



NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

IMPORTANT: PLEASE SIGN DATE AND RETURN THIS PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED. VOTING FOR THE PLAN OF CONVERSION IN NO WAY OBLIGATES YOU TO BUY ANY STOCK.

                  THIS PROXY WILL BE VOTED FOR THE PROPOSITION
                       STATED IF NO CHOICE IS MADE HEREIN





        Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of Mutual Bancshares at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt of a Notice of Special Meeting of Members of Mutual Bancshares called on the date and time indicated on such Notice of Special Meeting of Members, and a Proxy Statement relating to said Meeting from Mutual Bancshares, prior to the execution of this Proxy.





-------------------------
Date



-------------------------
Signature



-------------------------
Signature





Note: Only one signature is required in the case of a joint account, but all account holders should sign if possible. When signing as an attorney, administrator, agent, corporate officer, executor, trustee, guardian or other fiduciary capacity, indicate your full title.